Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY

TO TENDER FOR EXCHANGE UNREGISTERED 9 1/4% SENIOR NOTES DUE 2008

OF

MILLENNIUM AMERICA INC.

PURSUANT TO THE PROSPECTUS

DATED                      , 2004

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M.,

NEW YORK CITY TIME,                     , 2004, UNLESS EXTENDED.

THE EXCHANGE AGENT FOR THE EXCHANGE OFFER IS:

THE BANK OF NEW YORK

By Mail:	Facsimile Transmission:	By Hand/Overnight Delivery:
The Bank of New York	(for eligible institutions only)	The Bank of New York
101 Barclay Street - 7 East	(212) 298-1915	101 Barclay Street - 7 East
New York, New York 10286	Confirm by Telephone:	New York, New York 10286
Attn: Giselle Guadalupe Reorganization Unit	(212) 815-6331	Attn: Giselle Guadalupe Reorganization Unit

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA A FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

Outstanding unregistered notes must be received by the exchange agent within three New York Stock Exchange, Inc. trading days after the date of this notice of guaranteed delivery.

As set forth in the prospectus, dated                      , of Millennium America Inc. (“Millennium America”) and Millennium Chemicals Inc. (“Millennium Chemicals”) under “The Exchange Offer—Guaranteed Delivery Procedures,” and in the instructions of the letter of transmittal, this form, or one substantially equivalent hereto, or an agent’s message relating to guaranteed delivery, must be used to accept Millennium America’s offer to exchange 9 1/4% Senior Notes due 2008, which have been registered under the Securities Act of 1933, as amended, for all of its outstanding unregistered 9 1/4% Senior Notes due 2008, if certificates representing such notes are not immediately available, time will not permit the letter of transmittal, certificates representing such notes or other required documents to reach the exchange agent, or the procedures for book-entry transfer (including a properly transmitted agent’s message with respect thereto) cannot be completed, on or prior to the expiration date.

This form is not to be used to guarantee signatures. If a signature on the letter of transmittal is required to be guaranteed by signature guarantor under the instructions thereto, such signature guarantee must appear in the applicable space provided in the letter of transmittal.

Ladies and Gentlemen:

The undersigned hereby tender(s) to Millennium America, upon the terms and subject to the conditions set forth in the prospectus and the letter of transmittal, receipt of which is hereby acknowledged, the aggregate principal amount of outstanding unregistered notes set forth below pursuant to the guaranteed delivery procedures set forth in the prospectus under the caption “The Exchange Offer—Guaranteed Delivery Procedures.” The undersigned hereby authorizes the exchange agent to deliver this notice of guaranteed delivery to Millennium America with respect to the outstanding unregistered notes tendered pursuant to the exchange offer.

The undersigned understands that tenders of the outstanding unregistered notes will be accepted only in principal amounts equal to $1,000 or integral multiples thereof. The undersigned also understands that tenders of the outstanding unregistered notes pursuant to the exchange offer may be withdrawn at any time prior to the expiration date. For a withdrawal of a tender of notes to be effective, it must be made in accordance with the procedures set forth in the prospectus under “The Exchange Offer—Withdrawal Rights.”

The undersigned understands that the exchange of any exchange notes for outstanding unregistered notes will be made only after timely receipt by the exchange agent of (i) the certificates of the tendered notes, in proper form for transfer (or a book-entry confirmation of the transfer of such notes into the exchange agent’s account at The Depository Trust Company), and (ii) a letter of transmittal (or a manually signed facsimile thereof) properly completed and duly executed with any required signature guarantees, together with any other documents required by the letter of transmittal (or a properly transmitted agent’s message), within three New York Stock Exchange, Inc. trading days after the execution hereof.

The undersigned hereby represents and warrants that the undersigned (1) accepts the terms and conditions of exchange offer as set forth in the prospectus and the letter of transmittal, (2) is entitled to tender such notes, and (3) has full power and authority to tender, sell, exchange, assign and transfer the outstanding unregistered notes and to acquire exchange notes issuable upon exchange of such tendered notes, and that when the same are accepted for exchange, Millennium America will acquire good and marketable title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim or right or restriction of any kind. The undersigned will, upon request, execute and deliver any additional documents deemed by the exchange agent or Millennium America to be necessary or desirable to complete the exchange, assignment and transfer of the notes tendered.

All authority herein conferred or agreed to be conferred by this notice of guaranteed delivery shall not be affected by, and shall survive, the death or incapacity of the undersigned, and every obligation of the undersigned under this notice of guaranteed delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

In the event of a termination of the exchange offer, the notes tendered pursuant to the exchange offer will be returned to the tendering holders promptly (or, in the case of notes tendered by book-entry transfer, such notes will be credited to the account maintained at The Depository Trust Company from which such notes were delivered).

PLEASE SIGN AND COMPLETE

Signature(s) of Registered Holder(s) or Authorized Signatory:	Address:

Name(s) of Registered Holder(s):	Area Code and Telephone No.:
If Notes will be delivered by book-entry transfer, provide information below:

Principal Amount of Notes Tendered:	Name of Tendering Institution:
Depositary Account No. with DTC:

Certificate No.(s) of Notes (if available)

Date: , 200	Transaction Code Number

This notice of guaranteed delivery must be signed by the holder(s) exactly as their name(s) appear(s) on certificate(s) for notes or on a security position listing as the owner of notes, or by person(s) authorized to become holder(s) by endorsements and documents transmitted with this notice of guaranteed delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information:

PLEASE PRINT NAME(S) AND ADDRESS(ES)

Name(s):

Capacity:

Address(es):

DO NOT SEND NOTES WITH THIS FORM. NOTES SHOULD BE SENT TO THE EXCHANGE AGENT TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL OR PROPERLY TRANSMITTED AGENT’S MESSAGE.

THE GUARANTEE BELOW MUST BE COMPLETED

GUARANTEE

(NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, an “eligible guarantor institution” within the meaning of Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended, hereby guarantees that the notes to be tendered hereby are in proper form for transfer (pursuant to the procedures set forth in the prospectus under “The Exchange Offer—Guaranteed Delivery Procedures”), and that the exchange agent will receive (a) such notes, or a book-entry confirmation of the transfer of such notes into the exchange agent’s account at The Depository Trust Company, and (b) a properly completed and duly executed letter of transmittal (or facsimile thereof) with any required signature guarantees and any other documents required by the letter of transmittal, or a properly transmitted agent’s message, within three New York Stock Exchange, Inc. trading days after the date of execution hereof.

The eligible guarantor institution that completes this form must communicate the guarantee to the exchange agent and must deliver the letter of transmittal, or a properly transmitted agent’s message, and notes, or a book-entry confirmation in the case of a book-entry transfer, to the exchange agent within the time period described above. Failure to do so could result in a financial loss to such eligible guarantor institution.

Name of Firm:

Authorized Signature:

Title:

Address:

(ZIP CODE)

Area Code and Telephone Number:

Dated: , 2004

4